Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--January 24, 2019

FOURTH QUARTER AND FULL YEAR 2018 FINANCIAL RESULTS

Net income	Earnings per share	Net interest margin	Efficiency ratio	Book value per common share
$119.1 million	$1.13	4.72%	42.2%	$24.90

CEO COMMENTARY:
“Western Alliance again posted strong financial performance with linked-quarter annualized loan growth of 23 percent and net revenues[1] rising 18 percent, supported by stable asset quality," said Chief Executive Officer Kenneth Vecchione. "Net income rose to $435.8 million and earnings per share of $4.14 for 2018 represented more than a 30 percent rise from prior year."

“For the quarter, loans increased $978 million, net interest margin remained flat at 4.72 percent, deposits rose $269 million and our revenue to expense efficiency ratio was 2.5 to 1, providing positive operating leverage and lifting earnings to $119.1 million or $1.13 earnings per share. I am pleased with the Company's performance and the momentum we carry into 2019.”

LINKED-QUARTER BASIS	FULL YEAR

FINANCIAL HIGHLIGHTS:

▪	Net income and earnings per share of $119.1 million and $1.13 compared to $111.1 million and $1.05, respectively

▪	Net operating revenue of $258.2 million constituting growth of 4.6%, or $11.3 million, compared to an increase in operating non-interest expenses of 4.4%, or $4.6 million[1]

▪	Operating pre-provision net revenue of $148.5 million, up $6.6 million from $141.9 million[1]

▪	Effective tax rate of 14.94%, compared to 6.32%, as the prior quarter included a benefit from the Company's carryback election

▪	Net income of $435.8 million and earnings per share of $4.14, compared to $325.5 million and $3.10, respectively

▪	Net operating revenue of $970.3 million constituting year-over-year growth of 17.2%, or $142.6 million, compared to an increase in operating non-interest expenses of 15.4%, or $55.8 million[1]

▪	Operating pre-provision net revenue of $553.5 million, up $86.9 million from $466.6 million [1]

▪	Effective tax rate of 14.61%, compared to 27.96%, due to the effect of the Tax Cuts and Jobs Act ("TCJA") and carryback election

FINANCIAL POSITION RESULTS:

▪	Total loans of $17.71 billion, up $978 million

▪	Total deposits of $19.18 billion, up $269 million

▪	Stockholders' equity of $2.61 billion, up $125 million

▪	Increase in total loans of $2.62 billion, or 17.3%

▪	Increase in total deposits of $2.20 billion, or 13.0%

▪	Increase in stockholders' equity of $384 million

LOANS AND ASSET QUALITY:

▪	Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.20%, compared to 0.26%

▪	Annualized net loan charge-offs to average loans outstanding of 0.08% for each period

▪	Nonperforming assets to total assets of 0.20%, compared to 0.36%

▪	Net loan charge-offs to average loans outstanding of 0.06%, compared to 0.01%

KEY PERFORMANCE METRICS:

▪	Net interest margin of 4.72% for each period

▪	Return on average assets and on tangible common equity[1] of 2.13% and 21.10%, compared to 2.07% and 20.57%, respectively

▪	Tangible common equity ratio of 10.2%, compared to 10.0% [1]

▪	Tangible book value per share, net of tax, of $22.07, an increase from $20.70 [1]

▪	Operating efficiency ratio of 41.5%[1] for each period

▪	Net interest margin of 4.68%, compared to 4.65%

▪	Return on average assets and on tangible common equity[1] of 2.05% and 20.64%, compared to 1.72% and 18.31%, respectively

▪	Tangible common equity ratio of 10.2%, compared to 9.6% [1]

▪	Tangible book value per share, net of tax, of $22.07, an increase of 20.5% from $18.31 [1]

▪	Operating efficiency ratio of 41.9%, compared to 41.5% [1]

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 20.

Income Statement
Net interest income was $243.5 million in the fourth quarter 2018, an increase of $9.5 million from $234.0 million in the third quarter 2018, and an increase of $32.5 million, or 15.4%, compared to the fourth quarter 2017. For 2018, net interest income was $915.9 million, an increase of $131.2 million, or 16.7%, compared to $784.7 million in 2017. As acquired loans are recorded at fair value in an acquisition, purchase discounts on these acquired loans are recorded and accreted into interest income based on expected future cash flows over the life of the loans and may be accelerated upon prepayment of acquired loans. Net interest income in the fourth quarter 2018 includes $4.5 million of total accretion income from acquired loans, compared to $3.3 million in the third quarter 2018, and $7.1 million in the fourth quarter 2017. Net interest income in 2018 includes $18.4 million of total accretion income from acquired loans, compared to $28.2 million in 2017.
The Company’s net interest margin in the fourth quarter 2018 was 4.72%, consistent with the third quarter 2018, and a decrease from 4.73% in the fourth quarter 2017. Adjusting net interest margin to include the effects of the TCJA, which reduced the tax equivalent adjustment from tax-exempt securities and loans, results in adjusted net interest margin1 of 4.61% for the fourth quarter 2017.
Operating non-interest income was $14.7 million for the fourth quarter 2018, compared to $12.9 million for the third quarter 2018, and $12.3 million for the fourth quarter 2017.1 The increase in operating non-interest income from both the third quarter 2018 and the fourth quarter 2017 primarily relates to an increase in income from warrants. For 2018, operating non-interest income was $54.4 million, an increase of $11.4 million, or 26%, compared to $43.0 million in 2017.1 The increase in operating non-interest income from 2017 primarily relates to an increase in income from equity investments and lending related income.
Net operating revenue was $258.2 million for the fourth quarter 2018, an increase of $11.3 million, compared to $246.9 million for the third quarter 2018, and an increase of $34.9 million, or 15.6%, compared to $223.3 million for the fourth quarter 2017.1 For 2018, net operating revenue was $970.3 million, an increase of $142.6 million, or 17%, compared to $827.7 million in 2017.1
Operating non-interest expense was $109.6 million for the fourth quarter 2018, compared to $105.0 million for the third quarter 2018, and $95.4 million for the fourth quarter 2017.1 The Company’s operating efficiency ratio1 on a tax equivalent basis was 41.5% for the fourth quarter 2018, consistent with the third quarter 2018, and an increase from 40.7% for the fourth quarter 2017. Adjusting the operating efficiency ratio1 to include the effects of the lower statutory corporate federal tax rate would result in an operating efficiency ratio of 41.7% for the fourth quarter 2017. For 2018, operating non-interest expense was $416.8 million, an increase of $55.8 million, or 15%, compared to $361.0 million in 2017.1
Income tax expense was $20.9 million for the fourth quarter 2018, compared to $7.5 million for the third quarter 2018, and $35.0 million for the fourth quarter 2017. Income tax expense for the third quarter 2018 includes the effect of management’s election to carryback to prior tax years its 2017 federal net operating losses ("NOL"). These federal NOLs resulted from the acceleration of deductions into and deferral of revenue from 2017. Because the federal income tax rate was higher in the years to which the carryback is applicable, a larger tax benefit resulted from the decision to carryback the 2017 federal NOLs, rather than carryforward these losses to future taxable years. Income tax expense for 2018 was $74.5 million, a decrease of $51.8 million, or 41.0%, compared to $126.3 million in 2017. Income tax expense for 2018 includes the effect of the TCJA, which lowered the statutory corporate tax rate from 35% to 21%.
Net income was $119.1 million for the fourth quarter 2018, an increase of $8.0 million from $111.1 million for the third quarter 2018, and an increase of $29.7 million, or 33.3%, from $89.3 million for the fourth quarter 2017. Earnings per share was $1.13 for the fourth quarter 2018, compared to $1.05 for the third quarter 2018, and $0.85 for the fourth quarter 2017. For 2018, net income was $435.8 million, an increase of $110.3 million, or 33.9%, compared to $325.5 million in 2017. Earnings per share for 2018 was $4.14, an increase of 33.4%, compared to $3.10 in 2017.
The Company views its operating pre-provision net revenue ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net operating revenue less operating non-interest expense. For the fourth quarter 2018, the Company’s operating PPNR was $148.5 million, up from $141.9 million in the third quarter 2018, and up 16.2% from $127.8 million in the fourth quarter 2017.1 The non-operating income items1 for the fourth quarter 2018 consisted of net unrealized losses on assets measured at fair value of $0.6 million and a net loss on sales of investment securities of $0.4 million. The non-operating expense item for the fourth quarter 2018 consisted of a net loss on sales and valuations of repossessed and other assets of $1.5 million. For 2018, operating PPNR was $553.5 million, an increase of $86.9 million, or 19%, from $466.6 million in 2017.1 The non-operating income items1 for 2018 consisted of a net loss on sales of investment securities of $7.7 million and net unrealized losses on assets measured at fair value of $3.6 million. The non-operating or non-recurring expense items for 2018 consisted of a $7.6 million charitable contribution and a $1.2 million adjustment related to the Company's 401(k) plan and other miscellaneous items.
The Company had 1,787 full-time equivalent employees and 47 offices at December 31, 2018, compared to 1,795 employees and 47 offices at September 30, 2018, and 1,725 employees and 47 offices at December 31, 2017.

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 20.

Balance Sheet
Gross loans totaled $17.71 billion at December 31, 2018, an increase of $978 million from $16.73 billion at September 30, 2018, and an increase of $2.62 billion from $15.09 billion at December 31, 2017. The increase from the prior quarter was driven by an increase of $377 million in residential real estate loans, $275 million in commercial and industrial loans, and $260 million in CRE, non-owner occupied loans. From December 31, 2017, loans increased across all loan types, with the largest increases in commercial and industrial loans of $922 million, residential real estate loans of $778 million, construction and land development loans of $503 million, and CRE, non-owner occupied loans of $309 million. At December 31, 2018, the allowance for credit losses to gross loans held for investment was 0.86%, compared to 0.90% at September 30, 2018, and 0.93% at December 31, 2017. At December 31, 2018, the allowance for credit losses to total organic loans was 0.92%, compared to 0.97% at September 30, 2018, and 1.03% at December 31, 2017. The Company defines its organic loans as those loans that have not been acquired in a transaction accounted for as a business combination.
Consistent with accounting principles generally accepted in the United States ("GAAP"), the allowance for credit losses is not carried over in an acquisition because acquired loans are recorded at fair value, which discounts the loans based on expected future cash flows. Credit discounts on acquired loans are included as a reduction to gross loans. These discounts totaled $14.6 million at December 31, 2018, compared to $17.2 million at September 30, 2018, and $27.0 million at December 31, 2017.
Deposits totaled $19.18 billion at December 31, 2018, an increase of $269 million from $18.91 billion at September 30, 2018, and an increase of $2.20 billion from $16.97 billion at December 31, 2017. The increase from the prior quarter was driven by an increase of $577 million from interest-bearing demand deposits and $272 million from savings and money market accounts, partially offset by a decrease of $559 million in non-interest bearing demand deposits. From December 31, 2017, deposits increased across all deposit types, with the largest increases in savings and money market accounts of $1.00 billion, interest-bearing demand deposits of $969 million, and certificates of deposit of $214 million. Non-interest bearing deposits were $7.46 billion at December 31, 2018, compared to $8.01 billion at September 30, 2018, and $7.43 billion at December 31, 2017. Non-interest bearing deposits comprised 38.9% of total deposits at December 31, 2018, compared to 42.4% at September 30, 2018, and 43.8% at December 31, 2017. The proportion of savings and money market balances to total deposits was 38.2%, compared to 37.3% at September 30, 2018, and 37.3% at December 31, 2017. Interest-bearing demand deposits as a percentage of total deposits were 13.3% at December 31, 2018, compared to 10.5% at September 30, 2018, and 9.3% at December 31, 2017. Certificates of deposit as a percentage of total deposits were 9.6% at December 31, 2018, compared to 9.8% at September 30, 2018, and 9.6% at December 31, 2017. The Company’s ratio of loans to deposits was 92.4% at December 31, 2018, compared to 88.5% at September 30, 2018, and 88.9% at December 31, 2017.
Borrowings were $491 million at December 31, 2018, compared to zero at September 30, 2018, and $390 million at December 31, 2017. The increase in borrowings from September 30, 2018 and December 31, 2017 is due to an increase in overnight advances.
Qualifying debt totaled $361 million at December 31, 2018, compared to $359 million at September 30, 2018, and $377 million at December 31, 2017.
Stockholders’ equity at December 31, 2018 was $2.61 billion, compared to $2.49 billion at September 30, 2018, and $2.23 billion at December 31, 2017. The increase in stockholders' equity from September 30, 2018 and December 31, 2017 is primarily a function of net income, partially offset by share repurchases. Under the Company's common stock repurchase program, the Company is authorized to repurchase up to $250 million of its shares of common stock. In December 2018, the Company repurchased 900,883 shares of its common stock, representing approximately 1% of the Company's outstanding shares. Shares were repurchased at a weighted average price of $39.58, for a total payment of $35.7 million.
At December 31, 2018, tangible common equity, net of tax, was 10.2% of tangible assets1 and total capital was 13.2% of risk-weighted assets. The Company’s tangible book value per share1 was $22.07 at December 31, 2018, up 20.5% from December 31, 2017.
Total assets increased 4.2% to $23.11 billion at December 31, 2018, from $22.18 billion at September 30, 2018, and increased 13.7% from $20.33 billion at December 31, 2017. The increase in total assets from the prior year relates primarily to organic loan growth.
Asset Quality
The provision for credit losses was $6.0 million for the fourth and third quarter 2018, compared to $5.0 million for the fourth quarter 2017. Net loan charge-offs in the fourth quarter 2018 were $3.3 million, or 0.08% of average loans (annualized), compared to $3.1 million, or 0.08%, in the third quarter 2018, and $1.4 million, or 0.04%, in the fourth quarter 2017.
Nonaccrual loans decreased $9.1 million to $27.7 million during the quarter and decreased $16.2 million during the year. Loans past due 90 days and still accruing totaled $0.6 million at December 31, 2018, compared to zero at September 30, 2018, and less than $0.1 million at December 31, 2017. Loans past due 30-89 days and still accruing interest totaled $16.6 million at December 31, 2018, an increase from $9.4 million at September 30, 2018, and an increase from $10.1 million at December 31, 2017.
Repossessed assets totaled $17.9 million at December 31, 2018, a decrease of $2.1 million from $20.0 million at September 30, 2018, and a decrease of $10.6 million from $28.5 million at December 31, 2017. Adversely graded loans and non-performing assets totaled $315.6 million at December 31, 2018, a decrease of $42.7 million from $358.3 million at September 30, 2018, and a decrease of $39.5 million from $355.2 million at December 31, 2017.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses, a common regulatory measure of asset quality, was 9.4% at December 31, 2018, compared to 10.2% at September 30, 2018, and 10.3% at December 31, 2017.1

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 20.

Segment Highlights
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. The Company's regional segments, which include Arizona, Nevada, Southern California, and Northern California, provide full service banking and related services to their respective markets. The operations from the regional segments correspond to the following banking divisions: Alliance Bank of Arizona, Bank of Nevada and First Independent Bank, Torrey Pines Bank, and Bridge Bank.
The Company's National Business Lines ("NBL") segment provides specialized banking services to niche markets. The Company's NBL reportable segments include Homeowner Associations ("HOA") Services, Hotel Franchise Finance ("HFF"), Public & Nonprofit Finance, Technology & Innovation, and Other NBLs. These NBLs are managed centrally and are broader in geographic scope than our other segments, though still predominately located within our core market areas.
The Corporate & Other segment consists of the Company's investment portfolio, Corporate borrowings and other related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Arizona, Nevada, Southern California, Northern California, and NBL segments include loan and deposit growth, asset quality, and pre-tax income.
The regional segments reported gross loan balances of $9.11 billion at December 31, 2018, an increase of $134 million during the quarter, and an increase of $734 million during the year. The growth in loans during the quarter was driven by increases across all regional segments, with the exception of Northern California. Nevada, Arizona, and Southern California had loan growth of $67 million, $54 million, and $45 million, respectively. These increases in loans were partially offset by a decrease of $32 million in Northern California. All regional segments contributed to the growth in loans during the year. The largest increases were in Arizona, Southern California, and Nevada, with increases of $324 million, $226 million, and $159 million, respectively. Total deposits for the regional segments were $13.27 billion, a decrease of $408 million during the quarter, and an increase of $338 million during the year. During the quarter, Arizona, Southern California, and Northern California had decreased deposits of $242 million, $203 million, and $112 million, respectively, which were partially offset by increased deposits of $149 million in Nevada. During the year, Arizona and Northern California had the largest increases in deposits of $249 million and $157 million, respectively, which were partially offset by a decrease in deposits of $114 million in Southern California.
Pre-tax income for the regional segments was $86.8 million for the three months ended December 31, 2018, a decrease of $0.4 million from the three months ended September 30, 2018, and an increase of $3.3 million from the three months ended December 31, 2017. Nevada, Southern California and Northern California had increases in pre-tax income of $1.2 million, $1.1 million, and $0.5 million, respectively, compared to the three months ended September 30, 2018, which were offset by a decrease of $3.3 million in Arizona. Nevada, Southern California, and Arizona had the largest increases in pre-tax income from the three months ended December 31, 2017 of $2.0 million, $0.7 million, and $0.5 million, respectively. For the year ended December 31, 2018, the regional segments reported total pre-tax income of $345.8 million, an increase of $18.9 million compared to the year ended December 31, 2017. Arizona, Northern California and Nevada had increases of $12.9 million, $5.7 million, and $1.5 million, respectively. These increases were partially offset by a decrease of $1.3 million in Southern California.
The NBL segments reported gross loan balances of $8.59 billion at December 31, 2018, an increase of $846 million during the quarter, and an increase of $1.88 billion during the year. The largest increases in loans from the prior quarter relate to the Other NBLs and Technology & Innovation segments, which increased loans by $672 million and $94 million, respectively. During the year, the largest drivers of the increase in loans were Other NBLs, HFF, and Technology & Innovation segments, with increases of $1.61 billion, $152 million, and $103 million, respectively. These increases were partially offset by a decrease in the Public & Nonprofit Finance segment of $33 million. Total deposits for the NBL segments were $5.17 billion, an increase of $323 million during the quarter, and an increase of $1.20 billion during the year. The increase in deposits from the prior quarter is attributable to the Technology & Innovation and HOA Services segments, which increased deposits by $240 million and $83 million, respectively. The increase of $1.20 billion during the year is also the result of growth in both the Technology & Innovation and HOA Services segments of $821 million and $377 million, respectively.
Pre-tax income for the NBL segments was $55.6 million for the three months ended December 31, 2018, an increase of $4.2 million from the three months ended September 30, 2018, and an increase of $4.9 million from the three months ended December 31, 2017. The increase in pre-tax income from the prior quarter relates to the Technology & Innovation and Public & Nonprofit Finance segments, which increased by $4.5 million and $0.2 million, respectively. These increases were partially offset by decreases in pre-tax income from the Other NBLs, HOA Services, and HFF segments, which had decreases of $0.3 million, $0.2 million, and $0.1 million, respectively. The drivers of the increase in pre-tax income from the same period in the prior year were the Technology & Innovation and HOA Services segments, which had increases of $9.7 million and $2.5 million, respectively. These increases were partially offset by decreases in pre-tax income for the Other NBLs, Public & Nonprofit Finance, and HFF segments, which decreased by $4.2 million, $2.5 million, and $0.6 million, respectively. Pre-tax income for the NBL segments for the year ended December 31, 2018 totaled $202.5 million, an increase of $26.0 million compared to the year ended December 31, 2017. The largest increases were in the Technology & Innovation, HOA Services, and Other NBLs segments. These segments had increases of $21.0 million, $9.1 million, and $6.9 million, respectively. These increases were partially offset by a decrease of $11.1 million in the Public & Nonprofit Finance segment.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its fourth quarter 2018 financial results at 12:00 p.m. ET on Friday, January 25, 2019. Participants may access the call by dialing 1-888-317-6003 and using passcode 3714893 or via live audio webcast using the website link https://services.choruscall.com/links/wal190125CfXVCCZ8.html. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET January 25th through 9:00 a.m. ET February 25th by dialing 1-877-344-7529 passcode: 10127283.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Adoption of Accounting Standards
During the first quarter 2018, the Company adopted Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers, ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities and ASU 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.
The amendments in ASU 2014-09 create a common revenue standard and clarify the principles for recognizing revenue that can be applied consistently across various transactions, industries, and capital markets. Although this new accounting guidance brings considerable changes to how many companies account for revenue and disclose revenue-related information, the effect on the Company has not been significant as substantially all of the Company's revenue is generated from interest income related to loans and investment securities, which are not within the scope of this guidance. For the Company's revenue streams that are within the scope of this guidance, the guidance was adopted on January 1, 2018 using the modified retrospective method. Upon adoption, the Company's accounting policies did not change materially as the principles of revenue recognition in the ASU are largely consistent with current practices applied by the Company.
The amendments in ASU 2016-01 require that equity investments be measured at fair value with changes in fair value recognized in net income, rather than accumulated other comprehensive income. Upon adoption of the new accounting guidance, on January 1, 2018, the Company recorded a cumulative-effect adjustment of $0.4 million to decrease accumulated other comprehensive income with a corresponding increase to opening retained earnings. During the year ended December 31, 2018, the Company recognized a loss of $3.6 million related to fair value changes in equity securities.
The amendments in ASU 2018-02 allow a reclassification from accumulated other comprehensive income to retained earnings from tax effects resulting from the TCJA so that tax effects of items within other comprehensive income reflect the current tax rate. Previously, the effect of a change in tax laws or rates on deferred tax liabilities and assets were included in income from continuing operations even in situations in which the related income tax effects of items in accumulated other comprehensive income were originally recognized in comprehensive income. Upon adoption of the new accounting guidance, on January 1, 2018, the Company recorded a cumulative-effect adjustment of $0.6 million to decrease accumulated other comprehensive income with a corresponding increase to opening retained earnings.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, and future economic performance, including our recent domestic select-service hotel franchise finance loan portfolio acquisition. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation
With more than $20 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies and has ranked in the top 10 on the Forbes “Best Banks in America” list for four consecutive years, 2016-2019. Its primary subsidiary, Western Alliance Bank, Member FDIC, helps business clients meet their growth ambitions with local teams of experienced bankers who deliver superior service and a full spectrum of customized loan, deposit and treasury management capabilities. Business clients also benefit from a powerful array of specialized financial services that provide strong expertise and tailored solutions for a wide variety of industries and sectors. A national presence with a regional footprint, Western Alliance Bank operates individually branded, full-service banking divisions and has offices in key markets nationwide. For more information, visit westernalliancebank.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of December 31,
				2018	2017	Change %
				(in millions)
Total assets				$23,109.5	$20,329.1	13.7%
Gross loans, net of deferred fees				17,710.6	15,093.9	17.3
Securities and money market investments				3,761.1	3,820.4	(1.6)
Total deposits				19,177.4	16,972.5	13.0
Qualifying debt				360.5	376.9	(4.4)
Stockholders' equity				2,613.7	2,229.7	17.2
Tangible common equity, net of tax (1)				2,316.5	1,931.6	19.9

Selected Income Statement Data:
	For the Three Months Ended December 31,			For the Year Ended December 31,
	2018	2017	Change %	2018	2017	Change %
	(in thousands, except per share data)			(in thousands, except per share data)
Interest income	$281,968	$228,459	23.4%	$1,033,483	$845,513	22.2%
Interest expense	38,455	17,430	120.6	117,604	60,849	93.3
Net interest income	243,513	211,029	15.4	915,879	784,664	16.7
Provision for credit losses	6,000	5,000	20.0	23,000	17,250	33.3
Net interest income after provision for credit losses	237,513	206,029	15.3	892,879	767,414	16.3
Non-interest income	13,611	13,688	(0.6)	43,116	45,344	(4.9)
Non-interest expense	111,129	95,398	16.5	425,667	360,941	17.9
Income before income taxes	139,995	124,319	12.6	510,328	451,817	13.0
Income tax expense	20,909	34,973	(40.2)	74,540	126,325	(41.0)
Net income	$119,086	$89,346	33.3	$435,788	$325,492	33.9
Diluted earnings per share	$1.13	$0.85	32.9	$4.14	$3.10	33.5

(1)    See Reconciliation of Non-GAAP Financial Measures.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended December 31,			For the Year Ended December 31,
	2018	2017	Change %	2018	2017	Change %
Diluted earnings per share	$1.13	$0.85	32.9%	$4.14	$3.10	33.5%
Book value per common share	24.90	21.14	17.8
Tangible book value per share, net of tax (1)	22.07	18.31	20.5
Average shares outstanding (in thousands):
Basic	104,684	104,342	0.3	104,669	104,179	0.5
Diluted	105,286	105,164	0.1	105,370	104,997	0.4
Common shares outstanding	104,949	105,487	(0.5)

Selected Performance Ratios:
Return on average assets (2)	2.13%	1.79%	19.0%	2.05%	1.72%	19.2%
Return on average tangible common equity (1, 2)	21.10	18.80	12.2	20.64	18.31	12.7
Net interest margin (2)	4.72	4.73	(0.2)	4.68	4.65	0.6
Operating efficiency ratio - tax equivalent basis (1)	41.5	40.7	1.8	41.9	41.5	1.0
Loan to deposit ratio	92.35	88.93	3.8

Asset Quality Ratios:
Net charge-offs to average loans outstanding (2)	0.08%	0.04%	NM	0.06%	0.01%	NM
Nonaccrual loans to gross loans	0.16	0.29	(44.8)
Nonaccrual loans and repossessed assets to total assets	0.20	0.36	(44.4)
Allowance for credit losses to gross loans	0.86	0.93	(7.5)
Allowance for credit losses to nonaccrual loans	550.41	318.84	72.6

Capital Ratios (1):
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017
Tangible common equity (1)	10.2%	10.0%	9.6%
Common Equity Tier 1 (1), (3)	10.7	10.9	10.4
Tier 1 Leverage ratio (1), (3)	10.9	11.0	10.3
Tier 1 Capital (1), (3)	11.0	11.3	10.8
Total Capital (1), (3)	13.2	13.5	13.3

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized for periods less than 12 months.
(3)    Capital ratios for December 31, 2018 are preliminary until the Call Report is filed.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(dollars in thousands, except per share data)
Interest income:
Loans	$247,874	$200,204	$910,577	$747,510
Investment securities	30,367	26,312	111,672	88,639
Other	3,727	1,943	11,234	9,364
Total interest income	281,968	228,459	1,033,483	845,513
Interest expense:
Deposits	31,176	12,459	90,464	41,965
Qualifying debt	5,829	4,734	22,287	18,273
Borrowings	1,450	237	4,853	611
Total interest expense	38,455	17,430	117,604	60,849
Net interest income	243,513	211,029	915,879	784,664
Provision for credit losses	6,000	5,000	23,000	17,250
Net interest income after provision for credit losses	237,513	206,029	892,879	767,414
Non-interest income:
Service charges and fees	5,611	5,157	22,295	20,346
Income from equity investments	3,178	1,519	8,595	4,496
Card income	1,866	1,796	8,009	6,313
Foreign currency income	1,285	906	4,760	3,536
Income from bank owned life insurance	983	965	3,946	3,861
Lending related income and gains (losses) on sale of loans, net	893	1,466	4,340	2,212
(Loss) gain on sales of investment securities, net	(424)	1,436	(7,656)	2,343
Unrealized (losses) gains on assets measured at fair value, net	(640)	—	(3,611)	(1)
Other	859	443	2,438	2,238
Total non-interest income	13,611	13,688	43,116	45,344
Non-interest expenses:
Salaries and employee benefits	64,558	57,704	253,238	214,344
Occupancy	7,733	6,532	29,404	27,860
Deposit costs	7,012	2,953	18,900	9,731
Legal, professional, and directors' fees	6,866	6,490	28,722	29,814
Data processing	6,028	5,062	22,716	19,225
Insurance	2,539	3,687	14,005	14,042
Loan and repossessed asset expenses	1,748	978	4,578	4,617
Marketing	1,341	1,176	3,770	3,804
Business development	1,437	1,179	5,960	6,128
Card expense	996	855	4,301	3,413
Intangible amortization	399	408	1,594	2,074
Net loss (gain) on sales and valuations of repossessed and other assets	1,483	(34)	9	(80)
Other	8,989	8,408	38,470	25,969
Total non-interest expense	111,129	95,398	425,667	360,941
Income before income taxes	139,995	124,319	510,328	451,817
Income tax expense	20,909	34,973	74,540	126,325
Net income	$119,086	$89,346	$435,788	$325,492

Earnings per share:
Diluted shares	105,286	105,164	105,370	104,997
Diluted earnings per share	$1.13	$0.85	$4.14	$3.10

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
	(in thousands, except per share data)
Interest income:
Loans	$247,874	$234,709	$222,035	$205,959	$200,204
Investment securities	30,367	27,239	27,445	26,621	26,312
Other	3,727	3,268	2,122	2,117	1,943
Total interest income	281,968	265,216	251,602	234,697	228,459
Interest expense:
Deposits	31,176	25,266	19,849	14,173	12,459
Qualifying debt	5,829	5,794	5,695	4,969	4,734
Borrowings	1,450	118	1,950	1,335	237
Total interest expense	38,455	31,178	27,494	20,477	17,430
Net interest income	243,513	234,038	224,108	214,220	211,029
Provision for credit losses	6,000	6,000	5,000	6,000	5,000
Net interest income after provision for credit losses	237,513	228,038	219,108	208,220	206,029
Non-interest income:
Service charges and fees	5,611	5,267	5,672	5,745	5,157
Income from equity investments	3,178	1,440	2,517	1,460	1,519
Card income	1,866	2,138	2,033	1,972	1,796
Foreign currency income	1,285	1,092	1,181	1,202	906
Income from bank owned life insurance	983	868	1,167	928	965
Lending related income and gains (losses) on sale of loans, net	893	1,422	1,047	978	1,466
(Loss) gain on sales of investment securities, net	(424)	(7,232)	—	—	1,436
Unrealized (losses) gains on assets measured at fair value, net	(640)	(1,212)	(685)	(1,074)	—
Other	859	635	512	432	443
Total non-interest income	13,611	4,418	13,444	11,643	13,688
Non-interest expenses:
Salaries and employee benefits	64,558	64,762	61,785	62,133	57,704
Occupancy	7,733	7,406	7,401	6,864	6,532
Deposit costs	7,012	4,848	4,114	2,926	2,953
Legal, professional, and directors' fees	6,866	7,907	7,946	6,003	6,490
Data processing	6,028	5,895	5,586	5,207	5,062
Insurance	2,539	3,712	3,885	3,869	3,687
Loan and repossessed asset expenses	1,748	1,230	1,017	583	978
Marketing	1,341	687	1,146	596	1,176
Business development	1,437	1,381	1,414	1,728	1,179
Card expense	996	1,282	1,081	942	855
Intangible amortization	399	398	399	398	408
Net loss (gain) on sales and valuations of repossessed and other assets	1,483	(67)	(179)	(1,228)	(34)
Other	8,989	14,400	6,953	8,128	8,408
Total non-interest expense	111,129	113,841	102,548	98,149	95,398
Income before income taxes	139,995	118,615	130,004	121,714	124,319
Income tax expense	20,909	7,492	25,325	20,814	34,973
Net income	$119,086	$111,123	$104,679	$100,900	$89,346

Earnings per share:
Diluted shares	105,286	105,448	105,420	105,324	105,164
Diluted earnings per share	$1.13	$1.05	$0.99	$0.96	$0.85

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
	(in millions)
Assets:
Cash and due from banks	$498.6	$700.5	$506.8	$439.4	$416.8
Securities and money market investments	3,761.1	3,633.7	3,688.7	3,734.3	3,820.4
Loans held for investment:
Commercial and industrial	7,762.6	7,487.7	7,278.4	6,944.4	6,841.4
Commercial real estate - non-owner occupied	4,213.4	3,953.0	4,010.6	3,925.3	3,904.0
Commercial real estate - owner occupied	2,325.4	2,288.2	2,270.5	2,264.6	2,241.6
Construction and land development	2,134.7	2,107.6	1,978.3	1,957.5	1,632.2
Residential real estate	1,204.4	827.1	545.3	418.1	425.9
Consumer	70.1	69.2	55.2	50.5	48.8
Gross loans, net of deferred fees	17,710.6	16,732.8	16,138.3	15,560.4	15,093.9
Allowance for credit losses	(152.7)	(150.0)	(147.1)	(144.7)	(140.0)
Loans, net	17,557.9	16,582.8	15,991.2	15,415.7	14,953.9
Premises and equipment, net	119.5	119.2	115.4	116.7	118.7
Other assets acquired through foreclosure, net	17.9	20.0	27.5	30.2	28.5
Bank owned life insurance	170.1	169.2	168.7	168.6	167.8
Goodwill and other intangibles, net	299.2	299.5	300.0	300.4	300.7
Other assets	685.2	651.2	569.2	555.4	522.3
Total assets	$23,109.5	$22,176.1	$21,367.5	$20,760.7	$20,329.1
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$7,456.1	$8,014.7	$7,947.9	$7,502.0	$7,434.0
Interest bearing:
Demand	2,555.6	1,978.4	1,864.6	1,776.3	1,586.2
Savings and money market	7,330.7	7,059.1	6,468.8	6,314.9	6,330.9
Time certificates	1,835.0	1,856.4	1,806.2	1,761.3	1,621.4
Total deposits	19,177.4	18,908.6	18,087.5	17,354.5	16,972.5
Customer repurchase agreements	22.4	20.9	18.0	21.7	26.0
Total customer funds	19,199.8	18,929.5	18,105.5	17,376.2	16,998.5
Borrowings	491.0	—	75.0	300.0	390.0
Qualifying debt	360.5	359.1	361.1	363.9	376.9
Accrued interest payable and other liabilities	444.5	399.1	434.2	426.9	334.0
Total liabilities	20,495.8	19,687.7	18,975.8	18,467.0	18,099.4
Stockholders' Equity:
Common stock and additional paid-in capital	1,364.6	1,392.6	1,387.9	1,385.0	1,384.3
Retained earnings	1,282.7	1,166.2	1,055.1	950.4	848.5
Accumulated other comprehensive (loss) income	(33.6)	(70.4)	(51.3)	(41.7)	(3.1)
Total stockholders' equity	2,613.7	2,488.4	2,391.7	2,293.7	2,229.7
Total liabilities and stockholders' equity	$23,109.5	$22,176.1	$21,367.5	$20,760.7	$20,329.1

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
	(in thousands)
Balance, beginning of period	$150,011	$147,083	$144,659	$140,050	$136,421
Provision for credit losses	6,000	6,000	5,000	6,000	5,000
Recoveries of loans previously charged-off:
Commercial and industrial	690	362	916	459	406
Commercial real estate - non-owner occupied	—	804	15	105	58
Commercial real estate - owner occupied	9	52	231	21	119
Construction and land development	13	24	8	1,388	218
Residential real estate	116	440	141	250	120
Consumer	8	11	14	10	3
Total recoveries	836	1,693	1,325	2,233	924
Loans charged-off:
Commercial and industrial	4,130	4,610	2,777	3,517	2,019
Commercial real estate - non-owner occupied	—	—	233	—	275
Commercial real estate - owner occupied	—	—	—	—	—
Construction and land development	—	—	1	—	—
Residential real estate	—	46	885	107	—
Consumer	—	109	5	—	1
Total loans charged-off	4,130	4,765	3,901	3,624	2,295
Net loan charge-offs	3,294	3,072	2,576	1,391	1,371
Balance, end of period	$152,717	$150,011	$147,083	$144,659	$140,050

Net charge-offs to average loans - annualized	0.08%	0.08%	0.07%	0.04%	0.04%

Allowance for credit losses to gross loans	0.86%	0.90%	0.91%	0.93%	0.93%
Allowance for credit losses to gross organic loans	0.92	0.97	0.99	1.02	1.03
Allowance for credit losses to nonaccrual loans	550.41	406.89	432.38	387.86	318.84

Nonaccrual loans	$27,746	$36,868	$34,017	$37,297	$43,925
Nonaccrual loans to gross loans	0.16%	0.22%	0.21%	0.24%	0.29%
Repossessed assets	$17,924	$20,028	$27,541	$30,194	$28,540
Nonaccrual loans and repossessed assets to total assets	0.20%	0.26%	0.29%	0.33%	0.36%

Loans past due 90 days, still accruing	$594	$—	$—	$37	$43
Loans past due 90 days and still accruing to gross loans	0.00%	—%	—%	0.00%	0.00%
Loans past due 30 to 89 days, still accruing	$16,557	$9,360	$1,545	$6,479	$10,142
Loans past due 30 to 89 days, still accruing to gross loans	0.09%	0.06%	0.01%	0.04%	0.07%

Special mention loans	$88,856	$124,689	$150,278	$184,702	$155,032
Special mention loans to gross loans	0.50%	0.75%	0.93%	1.19%	1.03%

Classified loans on accrual	$181,105	$176,727	$156,659	$126,538	$127,681
Classified loans on accrual to gross loans	1.02%	1.06%	0.97%	0.81%	0.85%
Classified assets	$242,101	$252,770	$240,063	$213,482	$222,004
Classified assets to total assets	1.05%	1.14%	1.12%	1.03%	1.09%

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	December 31, 2018			September 30, 2018
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial and industrial	$7,490.4	$107,321	5.89%	$7,171.1	$100,312	5.77%
CRE - non-owner occupied	3,921.3	59,711	6.10	4,004.0	59,383	5.95
CRE - owner occupied	2,308.3	30,695	5.43	2,259.1	30,407	5.50
Construction and land development	2,133.5	38,082	7.15	2,023.1	35,959	7.12
Residential real estate	943.3	11,187	4.74	656.5	7,800	4.75
Consumer	58.5	878	6.00	57.4	848	5.91
Total loans (1), (2), (3)	16,855.3	247,874	5.97	16,171.2	234,709	5.90
Securities:
Securities - taxable	2,798.1	20,930	2.99	2,738.6	19,277	2.82
Securities - tax-exempt	957.4	9,437	4.93	875.2	7,962	4.55
Total securities (1)	3,755.5	30,367	3.49	3,613.8	27,239	3.24
Cash and other	562.3	3,727	2.65	549.5	3,268	2.38
Total interest earning assets	21,173.1	281,968	5.44	20,334.5	265,216	5.34
Non-interest earning assets
Cash and due from banks	149.6			144.0
Allowance for credit losses	(150.2)			(148.2)
Bank owned life insurance	169.5			168.8
Other assets	1,052.0			1,002.5
Total assets	$22,394.0			$21,501.6
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$2,141.1	$4,588	0.86%	$1,938.2	$3,256	0.67%
Savings and money market	7,061.7	18,832	1.07	6,580.3	14,891	0.91
Time certificates of deposit	1,832.2	7,756	1.69	1,863.7	7,119	1.53
Total interest-bearing deposits	11,035.0	31,176	1.13	10,382.2	25,266	0.97
Short-term borrowings	253.0	1,450	2.29	28.5	118	1.66
Qualifying debt	359.0	5,829	6.49	359.1	5,794	6.45
Total interest-bearing liabilities	11,647.0	38,455	1.32	10,769.8	31,178	1.16
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	7,812.8			7,910.3
Other liabilities	376.9			360.8
Stockholders’ equity	2,557.3			2,460.7
Total liabilities and stockholders' equity	$22,394.0			$21,501.6
Net interest income and margin (4)		$243,513	4.72%		$234,038	4.72%

(1)
Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $6.1 million and $6.0 million for the three months ended December 31, 2018 and September 30, 2018, respectively.

(2)
Included in the yield computation are net loan fees of $11.3 million and accretion on acquired loans of $4.5 million for the three months ended December 31, 2018, compared to $12.5 million and $3.3 million for the three months ended September 30, 2018.

(3)	Includes non-accrual loans.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended December 31,
	2018			2017
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial and industrial	$7,490.4	$107,321	5.89%	$6,596.7	$86,390	5.61%
CRE - non-owner occupied	3,921.3	59,711	6.10	3,735.7	55,703	5.99
CRE - owner occupied	2,308.3	30,695	5.43	2,084.0	26,081	5.26
Construction and land development	2,133.5	38,082	7.15	1,661.6	26,463	6.38
Residential real estate	943.3	11,187	4.74	409.9	4,941	4.82
Consumer	58.5	878	6.00	48.6	626	5.15
Total loans (1), (2), (3)	16,855.3	247,874	5.97	14,536.5	200,204	5.72
Securities:
Securities - taxable	2,798.1	20,930	2.99	2,975.0	19,350	2.60
Securities - tax-exempt	957.4	9,437	4.93	791.5	6,962	5.21
Total securities (1)	3,755.5	30,367	3.49	3,766.5	26,312	3.15
Cash and other	562.3	3,727	2.65	489.0	1,943	1.59
Total interest earning assets	21,173.1	281,968	5.44	18,792.0	228,459	5.10
Non-interest earning assets
Cash and due from banks	149.6			135.0
Allowance for credit losses	(150.2)			(138.4)
Bank owned life insurance	169.5			167.1
Other assets	1,052.0			956.3
Total assets	$22,394.0			$19,912.0
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$2,141.1	$4,588	0.86%	$1,464.5	$1,116	0.30%
Savings and money market	7,061.7	18,832	1.07	6,321.4	7,810	0.49
Time certificates of deposit	1,832.2	7,756	1.69	1,595.6	3,533	0.89
Total interest-bearing deposits	11,035.0	31,176	1.13	9,381.5	12,459	0.53
Short-term borrowings	253.0	1,450	2.29	78.1	237	1.21
Qualifying debt	359.0	5,829	6.49	372.8	4,734	5.08
Total interest-bearing liabilities	11,647.0	38,455	1.32	9,832.4	17,430	0.71
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	7,812.8			7,502.2
Other liabilities	376.9			375.2
Stockholders’ equity	2,557.3			2,202.2
Total liabilities and stockholders' equity	$22,394.0			$19,912.0
Net interest income and margin (4)		$243,513	4.72%		$211,029	4.73%
Net interest margin, adjusted (5)						4.61%

(1)
Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $6.1 million and $11.0 million for the three months ended December 31, 2018 and 2017, respectively.

(2)
Included in the yield computation are net loan fees of $11.3 million and accretion on acquired loans of $4.5 million for the three months ended December 31, 2018, compared to $11.0 million and $7.1 million for the three months ended December 31, 2017.

(3)	Includes non-accrual loans.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets.

(5)
Prior period net interest margin is adjusted to include the effects from the TCJA of the lower statutory corporate federal tax rate on the calculation of the tax equivalent adjustment in order to be comparable to the current period.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Year Ended December 31,
	2018			2017
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial and industrial	$7,039.1	$387,422	5.68%	$6,188.5	$311,375	5.42%
CRE - non-owner occupied	3,952.7	234,753	5.95	3,629.6	216,423	5.99
CRE - owner occupied	2,263.1	118,351	5.34	2,033.8	101,976	5.27
Construction and land development	1,975.6	137,227	6.96	1,603.3	99,427	6.22
Residential real estate	616.1	29,681	4.82	339.3	16,066	4.74
Consumer	54.1	3,143	5.81	46.0	2,243	4.87
Total loans (1), (2), (3)	15,900.7	910,577	5.82	13,840.5	747,510	5.62
Securities:
Securities - taxable	2,803.4	78,630	2.80	2,579.6	64,043	2.48
Securities - tax-exempt	879.9	33,042	4.69	670.3	24,596	5.45
Total securities (1)	3,683.3	111,672	3.26	3,249.9	88,639	3.10
Cash and other	480.6	11,234	2.34	680.5	9,364	1.38
Total interest earning assets	20,064.6	1,033,483	5.27	17,770.9	845,513	4.99
Non-interest earning assets
Cash and due from banks	145.2			137.6
Allowance for credit losses	(146.3)			(132.0)
Bank owned life insurance	168.7			166.1
Other assets	1,014.1			927.0
Total assets	$21,246.3			$18,869.6
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,891.2	$11,584	0.61%	$1,467.2	$3,974	0.27%
Savings and money market	6,501.2	54,962	0.85	6,208.1	26,086	0.42
Time certificates of deposit	1,748.7	23,918	1.37	1,560.9	11,905	0.76
Total interest-bearing deposits	10,141.1	90,464	0.89	9,236.2	41,965	0.45
Short-term borrowings	260.6	4,853	1.86	63.6	611	0.96
Qualifying debt	362.4	22,287	6.15	371.3	18,273	4.92
Total interest-bearing liabilities	10,764.1	117,604	1.09	9,671.1	60,849	0.63
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	7,712.8			6,788.8
Other liabilities	357.7			330.4
Stockholders’ equity	2,411.7			2,079.3
Total liabilities and stockholders' equity	$21,246.3			$18,869.6
Net interest income and margin (4)		$915,879	4.68%		$784,664	4.65%
Net interest margin, adjusted (5)						4.53%

(1)
Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $23.8 million and $42.0 million for the year months ended December 31, 2018 and 2017, respectively.

(2)
Included in the yield computation are net loan fees of $44.8 million and accretion on acquired loans of $18.4 million for the year months ended December 31, 2018, compared to $37.0 million and $28.2 million for the year months ended December 31, 2017.

(3)	Includes non-accrual loans.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets.

(5)
Prior period net interest margin is adjusted to include the effects from the TCJA of the lower statutory corporate federal tax rate on the calculation of the tax equivalent adjustment in order to be comparable to the current period.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At December 31, 2018:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$4,259.7	$2.5	$10.9	$2.5	$3.0
Loans, net of deferred loan fees and costs	17,710.6	3,647.9	2,003.5	2,161.1	1,300.2
Less: allowance for credit losses	(152.7)	(30.7)	(18.7)	(19.8)	(10.7)
Total loans	17,557.9	3,617.2	1,984.8	2,141.3	1,289.5
Other assets acquired through foreclosure, net	17.9	0.8	13.9	—	—
Goodwill and other intangible assets, net	299.2	—	23.2	—	155.5
Other assets	974.8	46.9	57.8	14.2	23.9
Total assets	$23,109.5	$3,667.4	$2,090.6	$2,158.0	$1,471.9
Liabilities:
Deposits	$19,177.4	$5,090.2	$3,996.4	$2,347.5	$1,839.1
Borrowings and qualifying debt	851.5	—	—	—	—
Other liabilities	466.9	10.4	14.5	4.5	12.2
Total liabilities	20,495.8	5,100.6	4,010.9	2,352.0	1,851.3
Allocated equity:	2,613.7	441.0	277.4	242.9	304.1
Total liabilities and stockholders' equity	$23,109.5	$5,541.6	$4,288.3	$2,594.9	$2,155.4
Excess funds provided (used)	—	1,874.2	2,197.7	436.9	683.5

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,787	119	94	116	123

Income Statement:

Three Months Ended December 31, 2018:	(in thousands)
Net interest income	$243,513	$55,520	$38,186	$30,522	$23,503
Provision for (recovery of) credit losses	6,000	580	(442)	371	(234)
Net interest income after provision for credit losses	237,513	54,940	38,628	30,151	23,737
Non-interest income	13,611	1,787	2,741	903	2,652
Non-interest expense	(111,129)	(24,007)	(16,050)	(15,265)	(13,436)
Income (loss) before income taxes	139,995	32,720	25,319	15,789	12,953
Income tax expense (benefit)	20,909	8,180	5,317	4,421	3,627
Net income	$119,086	$24,540	$20,002	$11,368	$9,326

Year Ended December 31, 2018:	(in thousands)
Net interest income	$915,879	$224,754	$148,085	$115,561	$92,583
Provision for (recovery of) credit losses	23,000	2,235	(2,447)	2,292	1,809
Net interest income after provision for credit losses	892,879	222,519	150,532	113,269	90,774
Non-interest income	43,116	7,689	11,326	3,800	9,932
Non-interest expense	(425,667)	(91,161)	(62,536)	(57,735)	(52,574)
Income (loss) before income taxes	510,328	139,047	99,322	59,334	48,132
Income tax expense (benefit)	74,540	34,824	20,951	16,709	13,565
Net income	$435,788	$104,223	$78,371	$42,625	$34,567

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At December 31, 2018:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$4,240.8
Loans, net of deferred loan fees and costs	210.0	1,547.5	1,200.9	1,479.9	4,154.9	4.7
Less: allowance for credit losses	(1.9)	(14.2)	(10.0)	(8.5)	(38.2)	—
Total loans	208.1	1,533.3	1,190.9	1,471.4	4,116.7	4.7
Other assets acquired through foreclosure, net	—	—	—	—	—	3.2
Goodwill and other intangible assets, net	—	—	120.4	0.1	—	—
Other assets	0.9	20.1	6.3	7.2	37.1	760.4
Total assets	$209.0	$1,553.4	$1,317.6	$1,478.7	$4,153.8	$5,009.1
Liabilities:
Deposits	$2,607.2	$—	$2,559.0	$—	$—	$738.0
Borrowings and qualifying debt	—	—	—	—	—	851.5
Other liabilities	2.1	25.2	0.1	0.4	49.6	347.9
Total liabilities	2,609.3	25.2	2,559.1	0.4	49.6	1,937.4
Allocated equity:	70.7	123.9	268.7	122.3	340.0	422.7
Total liabilities and stockholders' equity	$2,680.0	$149.1	$2,827.8	$122.7	$389.6	$2,360.1
Excess funds provided (used)	2,471.0	(1,404.3)	1,510.2	(1,356.0)	(3,764.2)	(2,649.0)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	68	10	61	16	53	1,127

Income Statement:

Three Months Ended December 31, 2018:	(in thousands)
Net interest income	$17,819	$3,927	$30,413	$13,716	$21,260	$8,647
Provision for (recovery of) credit losses	(4)	(315)	303	1,268	4,473	—
Net interest income after provision for credit losses	17,823	4,242	30,110	12,448	16,787	8,647
Non-interest income	70	—	4,602	—	894	(38)
Non-interest expense	(8,300)	(1,732)	(11,493)	(2,184)	(7,630)	(11,032)
Income (loss) before income taxes	9,593	2,510	23,219	10,264	10,051	(2,423)
Income tax expense (benefit)	2,207	574	5,341	2,361	2,312	(13,431)
Net income	$7,386	$1,936	$17,878	$7,903	$7,739	$11,008

Year Ended December 31, 2018:	(in thousands)
Net interest income	$67,154	$15,149	$105,029	$55,332	$80,073	$12,159
Provision for (recovery of) credit losses	281	(1,101)	5,657	3,275	11,046	(47)
Net interest income after provision for credit losses	66,873	16,250	99,372	52,057	69,027	12,206
Non-interest income	614	158	14,121	13	2,076	(6,613)
Non-interest expense	(32,390)	(8,120)	(41,159)	(9,603)	(26,822)	(43,567)
Income (loss) before income taxes	35,097	8,288	72,334	42,467	44,281	(37,974)
Income tax expense (benefit)	8,072	1,905	16,637	9,768	10,184	(58,075)
Net income	$27,025	$6,383	$55,697	$32,699	$34,097	$20,101

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At December 31, 2017:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$4,237.1	$2.1	$8.2	$2.1	$1.7
Loans, net of deferred loan fees and costs	15,093.9	3,323.7	1,844.8	1,934.7	1,275.5
Less: allowance for credit losses	(140.0)	(31.5)	(18.1)	(19.5)	(13.2)
Total loans	14,953.9	3,292.2	1,826.7	1,915.2	1,262.3
Other assets acquired through foreclosure, net	28.5	2.3	13.3	—	0.2
Goodwill and other intangible assets, net	300.7	—	23.2	—	156.5
Other assets	808.9	46.3	58.8	14.4	15.1
Total assets	$20,329.1	$3,342.9	$1,930.2	$1,931.7	$1,435.8
Liabilities:
Deposits	$16,972.5	$4,841.3	$3,951.4	$2,461.1	$1,681.7
Borrowings and qualifying debt	766.9	—	—	—	—
Other liabilities	360.0	11.6	20.9	3.2	11.9
Total liabilities	18,099.4	4,852.9	3,972.3	2,464.3	1,693.6
Allocated equity:	2,229.7	396.5	263.7	221.8	303.1
Total liabilities and stockholders' equity	$20,329.1	$5,249.4	$4,236.0	$2,686.1	$1,996.7
Excess funds provided (used)	—	1,906.5	2,305.8	754.4	560.9

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,725	175	223	178	166

Income Statements:

Three Months Ended December 31, 2017:	(in thousands)
Net interest income (expense)	$211,029	$52,765	$36,927	$28,079	$21,749
Provision for (recovery of) credit losses	5,000	1,044	654	120	337
Net interest income (expense) after provision for credit losses	206,029	51,721	36,273	27,959	21,412
Non-interest income	13,688	1,214	2,335	836	3,725
Non-interest expense	(95,398)	(20,731)	(15,333)	(13,745)	(12,190)
Income (loss) before income taxes	124,319	32,204	23,275	15,050	12,947
Income tax expense (benefit)	34,973	12,486	8,067	6,335	5,355
Net income	$89,346	$19,718	$15,208	$8,715	$7,592

Year Ended December 31, 2017:	(in thousands)
Net interest income (expense)	$784,664	$198,622	$145,001	$109,177	$85,360
Provision for (recovery of) credit losses	17,250	1,153	(4,724)	100	4,575
Net interest income (expense) after provision for credit losses	767,414	197,469	149,725	109,077	80,785
Non-interest income	45,344	4,757	9,135	3,396	10,000
Non-interest expense	(360,941)	(76,118)	(61,066)	(51,808)	(48,387)
Income (loss) before income taxes	451,817	126,108	97,794	60,665	42,398
Income tax expense (benefit)	126,325	49,317	34,133	25,529	17,591
Net income	$325,492	$76,791	$63,661	$35,136	$24,807

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At December 31, 2017:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$4,223.0
Loans, net of deferred loan fees and costs	162.1	1,580.4	1,097.9	1,327.7	2,543.0	4.1
Less: allowance for credit losses	(1.6)	(15.6)	(11.4)	(4.0)	(25.0)	(0.1)
Total loans	160.5	1,564.8	1,086.5	1,323.7	2,518.0	4.0
Other assets acquired through foreclosure, net	—	—	—	—	—	12.7
Goodwill and other intangible assets, net	—	—	120.9	0.1	—	—
Other assets	0.9	17.9	6.0	5.9	15.5	628.1
Total assets	$161.4	$1,582.7	$1,213.4	$1,329.7	$2,533.5	$4,867.8
Liabilities:
Deposits	$2,230.4	$—	$1,737.6	$—	$—	$69.0
Borrowings and qualifying debt	—	—	—	—	—	766.9
Other liabilities	1.2	42.4	0.8	0.4	5.5	262.1
Total liabilities	2,231.6	42.4	1,738.4	0.4	5.5	1,098.0
Allocated equity:	59.4	126.5	244.1	108.3	206.0	300.3
Total liabilities and stockholders' equity	$2,291.0	$168.9	$1,982.5	$108.7	$211.5	$1,398.3
Excess funds provided (used)	2,129.6	(1,413.8)	769.1	(1,221.0)	(2,322.0)	(3,469.5)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	66	10	62	12	38	795

Income Statement:

Three Months Ended December 31, 2017:	(in thousands)
Net interest income (expense)	$13,827	$7,243	$22,862	$14,624	$19,528	$(6,575)
Provision for (recovery of) credit losses	9	(202)	2,005	1,569	(536)	—
Net interest income (expense) after provision for credit losses	13,818	7,445	20,857	13,055	20,064	(6,575)
Non-interest income	140	—	2,688	52	141	2,557
Non-interest expense	(6,873)	(2,415)	(9,996)	(2,217)	(5,978)	(5,920)
Income (loss) before income taxes	7,085	5,030	13,549	10,890	14,227	(9,938)
Income tax expense (benefit)	2,571	1,893	5,081	4,084	5,310	(16,209)
Net income	$4,514	$3,137	$8,468	$6,806	$8,917	$6,271

Year Ended December 31, 2017:	(in thousands)
Net interest income (expense)	$54,102	$28,485	$82,473	$56,961	$65,908	$(41,425)
Provision for (recovery of) credit losses	341	593	2,821	4,493	9,729	(1,831)
Net interest income (expense) after provision for credit losses	53,761	27,892	79,652	52,468	56,179	(39,594)
Non-interest income	558	—	8,422	52	1,772	7,252
Non-interest expense	(28,289)	(8,522)	(36,726)	(10,166)	(20,550)	(19,309)
Income (loss) before income taxes	26,030	19,370	51,348	42,354	37,401	(51,651)
Income tax expense (benefit)	9,676	6,317	19,255	15,883	14,000	(65,376)
Net income	$16,354	$13,053	$32,093	$26,471	$23,401	$13,725

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
	(in thousands)
Total non-interest income	$13,611	$4,418	$13,444	$11,643	$13,688
Less:
(Losses) gains on sales of investment securities, net	(424)	(7,232)	—	—	1,436
Unrealized (losses) gains on assets measured at fair value, net	(640)	(1,212)	(685)	(1,074)	—
Total operating non-interest income	14,675	12,862	14,129	12,717	12,252
Plus: net interest income	243,513	234,038	224,108	214,220	211,029
Net operating revenue (1)	$258,188	$246,900	$238,237	$226,937	$223,281

Total non-interest expense	$111,129	$113,841	$102,548	$98,149	$95,398
Less:
Advance funding to charitable foundation	—	7,645	—	—	—
401(k) plan change and other miscellaneous items	—	1,218	—	—	—
Net loss (gain) on sales and valuations of repossessed and other assets	1,483	(67)	(179)	(1,228)	(34)
Total operating non-interest expense (1)	$109,646	$105,045	$102,727	$99,377	$95,432

Operating pre-provision net revenue (2)	$148,542	$141,855	$135,510	$127,560	$127,849

Plus:
Non-operating revenue adjustments	(1,064)	(8,444)	(685)	(1,074)	1,436
Less:
Provision for credit losses	6,000	6,000	5,000	6,000	5,000
Non-operating expense adjustments	1,483	8,796	(179)	(1,228)	(34)
Income tax expense	20,909	7,492	25,325	20,814	34,973
Net income	$119,086	$111,123	$104,679	$100,900	$89,346

(1), (2)	See Non-GAAP Financial Measures footnotes on page 24.

Operating Pre-Provision Net Revenue by Year:
	Year Ended December 31,
	2018	2017
	(in thousands)
Total non-interest income	$43,116	$45,344
Less:
(Losses) gains on sales of investment securities, net	(7,656)	2,343
Unrealized (losses) gains on assets measured at fair value, net	(3,611)	(1)
Total operating non-interest income	54,383	43,002
Plus: net interest income	915,879	784,664
Net operating revenue (1)	$970,262	$827,666

Total non-interest expense	$425,667	$360,941
Less:
Advance funding to charitable foundation	7,645	—
401(k) plan change and other miscellaneous items	1,218	—
Net loss (gain) on sales and valuations of repossessed and other assets	9	(80)
Total operating non-interest expense (1)	$416,795	$361,021

Operating pre-provision net revenue (2)	$553,467	$466,645

Plus:
Non-operating revenue adjustments	(11,267)	2,342
Less:
Provision for credit losses	23,000	17,250
Non-operating expense adjustments	8,872	(80)
Income tax expense	74,540	126,325
Net income	$435,788	$325,492

Operating Efficiency Ratio by Quarter:
	Three Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
	(in thousands)
Total operating non-interest expense	$109,646	$105,045	$102,727	$99,377	$95,432
Divided by:
Total net interest income	243,513	234,038	224,108	214,220	211,029
Plus:
Tax equivalent interest adjustment	6,140	6,003	5,939	5,727	11,023
Operating non-interest income	14,675	12,862	14,129	12,717	12,252
	$264,328	$252,903	$244,176	$232,664	$234,304
Operating efficiency ratio - tax equivalent basis (3)	41.5%	41.5%	42.1%	42.7%	40.7%
Operating efficiency ratio - adjusted *					41.7%

(1), (2), (3)	See Non-GAAP Financial Measures footnotes on page 24.

*
The prior period 2017 operating efficiency ratio is adjusted to include the effects from the TCJA of the lower statutory corporate federal tax rate on the calculation of the tax equivalent adjustment in order to be comparable to the current reporting periods.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Efficiency Ratio by Year:
	Year Ended December 31,
	2018	2017
	(in thousands)
Total operating non-interest expense	$416,795	$361,021
Divided by:
Total net interest income	915,879	784,664
Plus:
Tax equivalent interest adjustment	23,809	41,989
Operating non-interest income	54,383	43,002
	$994,071	$869,655
Operating efficiency ratio - tax equivalent basis (3)	41.9%	41.5%
Operating efficiency ratio - adjusted *		42.6%

*
The prior period 2017 operating efficiency ratio is adjusted to include the effects from the TCJA of the lower statutory corporate federal tax rate on the calculation of the tax equivalent adjustment in order to be comparable to the current reporting periods.

Tangible Common Equity:
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
	(dollars and shares in thousands)
Total stockholders' equity	$2,613,734	$2,488,393	$2,391,684	$2,293,763	$2,229,698
Less: goodwill and intangible assets	299,154	299,553	299,951	300,350	300,748
Total tangible common equity	2,314,580	2,188,840	2,091,733	1,993,413	1,928,950
Plus: deferred tax - attributed to intangible assets	1,885	2,462	2,555	2,773	2,698
Total tangible common equity, net of tax	$2,316,465	$2,191,302	$2,094,288	$1,996,186	$1,931,648
Total assets	$23,109,486	$22,176,147	$21,367,452	$20,760,731	$20,329,085
Less: goodwill and intangible assets, net	299,154	299,553	299,951	300,350	300,748
Tangible assets	22,810,332	21,876,594	21,067,501	20,460,381	20,028,337
Plus: deferred tax - attributed to intangible assets	1,885	2,462	2,555	2,773	2,698
Total tangible assets, net of tax	$22,812,217	$21,879,056	$21,070,056	$20,463,154	$20,031,035
Tangible common equity ratio (4)	10.2%	10.0%	9.9%	9.8%	9.6%
Common shares outstanding	104,949	105,861	105,876	105,861	105,487
Tangible book value per share, net of tax (5)	$22.07	$20.70	$19.78	$18.86	$18.31

(3), (4), (5) See Non-GAAP Financial Measures footnotes on page 24.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Regulatory Capital:

	December 31,
	2018	2017
	(in thousands)
Common Equity Tier 1:
Common equity	$2,613,734	$2,229,698
Less:
Non-qualifying goodwill and intangibles	296,769	296,421
Disallowed deferred tax asset	768	638
AOCI related adjustments	(47,055)	(9,496)
Unrealized gain on changes in fair value liabilities	17,305	7,785
Common equity Tier 1 (6) (9)	$2,345,947	$1,934,350
Divided by: estimated risk-weighted assets (7) (9)	$21,983,974	$18,569,608
Common equity Tier 1 ratio (7) (9)	10.7%	10.4%

Common equity Tier 1 (6)(9)	2,345,947	1,934,350
Plus:
Trust preferred securities	81,500	81,500
Less:
Disallowed deferred tax asset	—	159
Unrealized gain on changes in fair value of liabilities	—	1,947
Tier 1 capital (6) (9)	$2,427,447	$2,013,744
Divided by: Tangible average assets	$22,204,799	$19,624,517
Tier 1 leverage ratio	10.9%	10.3%

Total Capital:
Tier 1 capital (6) (9)	$2,427,447	$2,013,744
Plus:
Subordinated debt	305,131	301,020
Qualifying allowance for credit losses	152,717	140,050
Other	8,188	6,174
Less: Tier 2 qualifying capital deductions	—	—
Tier 2 capital	$466,036	$447,244

Total capital	$2,893,483	$2,460,988

Total capital ratio	13.2%	13.3%

Classified assets to Tier 1 capital plus allowance for credit losses:
Classified assets	$242,101	$222,004
Divided by:
Tier 1 capital (6) (9)	2,427,447	2,013,744
Plus: Allowance for credit losses	152,717	140,050
Total Tier 1 capital plus allowance for credit losses	$2,580,164	$2,153,794

Classified assets to Tier 1 capital plus allowance (8) (9)	9.4%	10.3%

(6), (7), (8), (9) See Non-GAAP Financial Measures footnotes on page 24.

Non-GAAP Financial Measures Footnotes

(1)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(4)	We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.
(5)	We believe this non-GAAP measurement improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(6)
Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, common equity Tier 1 capital consists of common stock, retained earnings, and minority interests in certain subsidiaries, less most other intangible assets.

(7)
Common equity Tier 1 is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of the risk categories defined under new capital guidelines. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each category are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) of the common equity Tier 1 ratio. Common equity Tier 1 is divided by the risk-weighted assets to determine the common equity Tier 1 ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(8)	We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(9)	Current quarter is preliminary until Call Report is filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476